AMENDMENT NUMBER 22 TO
TRANSFER AND ADMINISTRATION AGREEMENT

AMENDMENT NUMBER 22 TO TRANSFER AND ADMINISTRATION AGREEMENT, dated as of October 7, 2016 (this "Amendment"), among TECH DATA CORPORATION, a Florida corporation ("Tech Data"), as collection agent (in such capacity, the "Collection Agent"), TECH DATA FINANCE SPV, INC., a Delaware corporation, as transferor (in such capacity, the "Transferor"), LIBERTY STREET FUNDING LLC, a Delaware limited liability company ("Liberty"), CHARIOT FUNDING LLC, a Delaware limited liability company, as successor by merger to Falcon Asset Securitization Company LLC ("Chariot"), as a Class Conduit and a Chariot Bank Investor, VICTORY RECEIVABLES CORPORATION, a Delaware corporation ("Victory" and collectively with Liberty and Chariot, the "Class Conduits"), THE BANK OF NOVA SCOTIA, a banking corporation organized and existing under the laws of Canada, acting through its New York Agency ("Scotia Bank"), as a Liberty Bank Investor and as agent for Liberty and the Liberty Bank Investors (in such capacity, the "Liberty Agent"), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, NEW YORK BRANCH, a bank organized under the laws of Japan acting out of its New York Branch ("BTMU") as a Victory Bank Investor and as agent for Victory and the Victory Bank Investors (in such capacity, the "Victory Agent"), SUNTRUST BANK, a Georgia banking corporation ("SunTrust"), as a SunTrust Bank Investor, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A.), a national banking association ("JPMorgan Chase"), as agent for Chariot and the Chariot Bank Investors (in such capacity, the "Chariot Agent") and as successor administrative agent for Liberty, Chariot, Victory, the Liberty Bank Investors, the Victory Bank Investors, the SunTrust Bank Investors and the Chariot Bank Investors (in such capacity, the "Administrative Agent"), amending that certain Transfer and Administration Agreement dated as of May 19, 2000, among the Transferor, the Collection Agent, the Class Conduits (as defined thereunder) and the Bank Investors (as defined thereunder) (as amended to the date hereof, the "Existing Agreement" and said agreement as amended hereby, the "Agreement").

WHEREAS, the parties desire to make certain revisions to the Existing Agreement;

WHEREAS, capitalized terms used herein shall have the meanings assigned to such terms in the Existing Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

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SECTION 1.    Amendment to Existing Agreement. The Existing Agreement shall be amended in the manner specified in this Section 1.
(a)    The definition of "CP Rate" in Section 1.1 of the Existing Agreement is hereby amended and restated in its entirety as follows:
"CP Rate" for each Class Conduit listed below, shall have the meaning specified in the Annex set forth below for such Class Conduit:

Class Conduit	Annex
[Reserved]	Annex 1
Chariot	Annex 2
Liberty Victory	Annex 3 Annex 4
(b)    Section 5.5 of the Existing Agreement is hereby amended and restated in its entirety as follows:

"Section 5.5    Financial Covenants of the Collection Agent.

(a)    Consolidated Total Leverage Ratio. The Collection Agent shall not permit the Consolidated Total Leverage Ratio, as of the last day of each fiscal quarter of the Collection Agent, to be greater than, (i) 4.00 to 1.00 for each fiscal quarter ending prior to the Kohler Acquisition Closing Date, (ii) 4.75 to 1.00 starting with the first fiscal quarter of the Collection Agent ending after the Kohler Acquisition Date and for the following two full fiscal quarters of the Collection Agent ending after the Kohler Acquisition Closing Date, (iii) 4.25 to 1.00 for the third and fourth full fiscal quarters of the Collection Agent ending after the Kohler Acquisition Closing Date, or (iv) 4.00 to 1.00 for the fifth full fiscal quarter of the Collection Agent ending after the Kohler Acquisition Closing Date and each subsequent fiscal quarter of the Collection Agent.

(b)    Consolidated Interest Coverage Ratio. The Collection Agent shall not permit the Consolidated Interest Coverage Ratio, as of the last day of each fiscal quarter of the Collection Agent, to be less than 3.00 to 1.00.

(c)    Adjustment for Kohler Acquisition Indebtedness. Notwithstanding anything to the contrary set forth herein, until the earlier of (i) the Kohler Acquisition Closing Date and (ii) the date on which the Kohler Acquisition Agreement terminates or expires, any Indebtedness incurred by the Collection Agent to finance the Kohler Acquisition (or any refinancing of any such Indebtedness)

shall be disregarded for the purpose of determining compliance with Section 5.5(a) and (b) to the extent that, and so long as, the cash proceeds of such Indebtedness are either held in escrow on customary terms or are held by the Collection Agent as unrestricted cash or cash equivalents and, in either case, such Indebtedness is subject to a customary mandatory redemption feature if the Kohler Acquisition is not consummated by the date specified in the relevant definitive documentation.

(d)    Certain Defined Terms. The following terms used in this Section 5.5 have the following meanings:

(i)     "Attributable Indebtedness" means, on any date: (A) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; (B) in respect of any Real Estate Financing Facility that is characterized as a lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared in accordance with GAAP if such lease were accounted for as a capital lease, calculated as of November 5, 2015, with respect to any Real Estate Financing Facility outstanding on November 5, 2015, or the date of the closing of any Real Estate Financing Facility entered into subsequent to November 5, 2015, and recalculated at the time of any refinancing, renewal, increase or repayment of any Real Estate Financing Facility; and (C) in respect of any asset securitization transaction of any Person, (1) the actual amount of any unrecovered investment of purchasers or transferees of assets so transferred, plus (2) in the case of any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable laws (including bankruptcy or insolvency laws), the capitalized amount of such obligation that would appear on a balance sheet of such Person prepared on such date in accordance with GAAP if such sale or transfer or assets were accounted for as a secured loan.

(ii)    "Consolidated EBITDA" means, for any period, for the Collection Agent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (A) Consolidated Interest Charges for such period, (B) the provision for federal, state, local and foreign income taxes payable by the Collection Agent and its Subsidiaries for such period, (C) the amount of depreciation and amortization expense for such period, (D) cash extraordinary or nonrecurring losses, expenses, fees and charges (including cash losses, expenses, fees and charges incurred in connection with any issuance of debt or equity, acquisitions, investments, restructuring activities, asset sales or divestitures permitted hereunder and any cash integration and restructuring costs in connection with the Kohler Acquisition) not to exceed $160 million in the aggregate for all periods, (E) non-cash stock based compensation expense, and (F) other non-recurring expenses of the Collection Agent and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item.

(iii)    "Consolidated Funded Indebtedness" means, as of any date of determination, for the Collection Agent and its Subsidiaries on a consolidated basis, the sum of (A) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (which amount, for the avoidance of doubt, includes only the drawn portion of any line of credit or revolving credit facility), (B) all purchase money Indebtedness, (C) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (D) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (E) all Attributable Indebtedness in respect of capital leases, obligations under the Real Estate Financing Facilities and asset securitization transactions, (F) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (A) through (E) above of Persons other than the Collection Agent or any Subsidiary, and (G) all Indebtedness of the types referred to in clauses (A) through (F) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Collection Agent or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Collection Agent or such Subsidiary. "Consolidated Funded Indebtedness" of a Person shall not include (x) any true sale by such Person of accounts receivable, as determined in accordance with GAAP, which sale is not, and is not made in connection with, an obligation under any Real Estate Financing Facility or an asset securitization transaction and (y) any obligation arising under a sale and lease back transaction that is an operating lease.

(iv)    "Consolidated Interest Charges" means, for any period, for the Collection Agent and its Subsidiaries on a consolidated basis, the sum of (A) all interest, premium payments, debt discount, fees, charges and related expenses of the Collection Agent and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (B) the portion of rent expense of the Collection Agent and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

(v)    "Consolidated Interest Coverage Ratio" means, as of any date of determination, subject to Section 5.5(c), the ratio of (A) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (B) Consolidated Interest Charges for such four fiscal quarter period; provided, notwithstanding anything to the contrary herein or in any other Transaction Document, for purposes of calculating the Consolidated Interest Coverage Ratio, Consolidated EBITDA will not be calculated on a Pro Forma Basis.
(vi)    "Consolidated Net Income" means the consolidated net income of the Collection Agent and its Subsidiaries, plus or minus minority interest of a Person, and excluding any other gain or loss or credit of an extraordinary nature, all as determined in accordance with GAAP.

(vii)    "Consolidated Total Leverage Ratio" means, with respect to any Test Period, subject to Section 5.5(c), the ratio of (A) Consolidated Funded Indebtedness as of the last date of the applicable Test Period to (B) Consolidated EBITDA for such Test Period.

(viii)    "Existing Synthetic Lease Facility" means each or any of the following facilities, each as amended, modified, supplemented or amended and restated from time to time: (A) Fourth Amended and Restated Lease Agreement dated as of June 27, 2013, between the Collection Agent and SunTrust Equity Funding, LLC; (B) Fourth Amended and Restated Participation Agreement dated as of June 27, 2013 (the "SunTrust Participation Agreement") between the Collection Agent, SunTrust Equity Funding, LLC and various banks and lending institutions; and (C) the other Operative Agreements (as defined in the SunTrust Participation Agreement).

(ix)    "Guarantee" means, as to any Person, (A) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (2) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, or (3) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (B) any Adverse Claim on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

(x)    "Kohler Acquisition" means the acquisition, under the terms of the Kohler Acquisition Agreement, of a line of business from Avnet, Inc.

(xi)    "Kohler Acquisition Agreement" means that certain Interest Purchase Agreement, dated as of September 19, 2016 by and between Avnet, Inc. and the Collection Agent, as amended in accordance with the terms thereof and in effect from time to time, including all schedules and exhibits thereto.

(xii)    "Kohler Acquisition Closing Date" means the date on which the Kohler Acquisition is consummated.

(xiii)    "Pro Forma Basis" means, for purposes of calculating Consolidated EBITDA (other than a calculation of Consolidated EBITDA for purposes of the Consolidated Interest Coverage Ratio), any acquisition of (A) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (B) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person (including, for the avoidance of doubt, the Kohler Acquisition) with an aggregate purchase price of $100,000,000 or more shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Collection Agent was required to deliver financial statements pursuant to Section 5.3(a)(i) or (ii). In connection with the foregoing, income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculation to the extent (A) such items are not otherwise included in such income statement items for the Collection Agent and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 or this Section 5.5(d) and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent.

(xiv)    "Real Estate Financing Facility" means, collectively (A) the Existing Synthetic Lease Facility; (B) any successor to the Existing Synthetic Lease Facility which refinances some or all of the same properties of the Borrower as the Existing Synthetic Lease Facility with rates of interest, yield and fees that may increase or decrease in accordance with then applicable market conditions; and (C) one or more arrangements that provide financing for any real property of the Collection Agent or its Subsidiaries, that impose no Adverse Claims other than on the real property financed by such arrangements, which are on such terms and conditions as are reasonable and customary for such transactions, and which create obligations with an Attributable Indebtedness of not more than the fair market value of the properties so financed; provided that any operating lease other than those described in clauses (A), (B) and (C) above shall not be treated as a Real Estate Financing Facility for the purposes of this Section 5.5.

(xv)    "Test Period" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Collection Agent ending on or prior to such date for which financial statements have been or were required to have been delivered pursuant to Section 5.3(a)(i) or (ii).

(e)    Financial Covenant Amendments. If on or after October 7, 2016, the Collection Agent enters into any amendment or replacement to the Amended and Restated Credit Agreement, dated as of November 5, 2015, among the Collection Agent, as borrower, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent, swing line lender, and an L/C issuer, or any successor or replacement credit agreement, in each case, that contains or amends any financial covenant, the Collection Agent shall provide a copy of such amendment or successor or replacement agreement (each, a "Financial Covenant Amendment") to the Administrative Agent. In the event the Administrative Agent determines that the financial covenants contained in this Section 5.5 are less favorable than any financial covenants as amended by, or contained in, any Financial Covenant Amendment, then if requested by the Administrative Agent, the parties hereto shall enter into an amendment to this Agreement to make the financial covenants in this Section 5.5 no less favorable (except as otherwise consented to by the Administrative Agent) than the financial covenants as amended by, or contained in, such Financial Covenant Amendment."

(c)    Annex 1 to the Existing Agreement is hereby amended by replacing the definition of "CP Rate" in such Annex 1 with "[Reserved]."

(d)    Annex 5 to the Existing Agreement is hereby deleted in its entirety.

SECTION 2.    Affirmations. All parties hereto agree and acknowledge that with respect to each Bank Investor party hereto, each Bank Investor has a Commitment and such Commitment of such Bank Investor shall be the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto, which may be different from the Existing Agreement.
SECTION 3. Conditions Precedent. This Amendment shall become effective on the day on which the Administrative Agent shall have received a copy of this Amendment executed by each party hereto.
SECTION 4. Representations and Warranties. The Transferor hereby makes to the Class Investors, the Class Agents and the Administrative Agent, on and as of the date hereof, all of the representations and warranties set forth in Section 3.1 of the Existing Agreement, subject, to the extent applicable, to the limitations with respect to certain waived matters more particularly identified in the Limited Waiver, dated as of April 29, 2013, as amended by (i) the First Amendment thereto, dated as of July 29, 2013, (ii) the Second Amendment thereto, dated as of October 16, 2013 and (iii) the Third Amendment thereto, dated as of January 27, 2014 (the "Limited Waiver"), each among the parties hereto. In addition, the Collection Agent hereby makes to the Class Investors, the Class Agents and the Administrative Agent, on the date hereof, all the representations and warranties set forth in Section 3.3 of the Existing Agreement, subject, to the extent applicable, to the limitations with respect to certain waived matters more particularly identified in the Limited Waiver.
SECTION 5. Successors and Assigns. This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns.
SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 7. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
SECTION 9. Ratification. Except as expressly affected by the provisions hereof, the Existing Agreement as amended by this Amendment shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Existing Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Existing Agreement as amended by this Amendment.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

TECH DATA FINANCE SPV, INC.,
as Transferor

By:      /s/ David R. Vetter
Name: David R. Vetter
Title: Senior Vice President

TECH DATA CORPORATION,
as Collection Agent

By:     /s/ Scott W. Walker
Name: Scott W. Walker
Title: Treasurer

Tech Data Finance SPV, Inc.
Amendment No. 22 to Transfer and Administration Agreement
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Commitment:                CHARIOT FUNDING LLC,
$100,000,000                as a Class Conduit and as a Chariot Bank Investor

By JPMorgan Chase Bank, N.A., as its Attorney-in-Fact

By:          /s/ John Lindsay
Name: John Lindsay
    Title: Vice President

JPMORGAN CHASE BANK, N.A, as Chariot Agent and as Administrative Agent

By:          /s/ John Lindsay
Name: John Lindsay
Title: Vice President

Tech Data Finance SPV, Inc.
Amendment No. 22 to Transfer and Administration Agreement
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LIBERTY STREET FUNDING LLC

By:     /s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

Commitment:                THE BANK OF NOVA SCOTIA,
$100,000,000                as Liberty Agent and as a Liberty Bank Investor

By: /s/    Diane Emanuel
Name: Diane Emanuel
Title: Managing Director

Tech Data Finance SPV, Inc.
Amendment No. 22 to Transfer and Administration Agreement
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VICTORY RECEIVABLES CORPORATION

By:     /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

Commitment:                THE BANK OF TOKYO-MITSUBISHI UFJ, LTD,

$100,000,000                NEW YORK BRANCH,
as Victory Bank Investor

By: /s/ Richard Gregory Hurst
Name:    Richard Gregory Hurst
Title:     Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD,

                    NEW YORK BRANCH,
as Victory Agent

By: /s/ Richard Gregory Hurst
Name:    Richard Gregory Hurst
Title:     Managing Director

Tech Data Finance SPV, Inc.
Amendment No. 22 to Transfer and Administration Agreement
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Commitment:                SUNTRUST BANK, as a SunTrust Bank Investor
$100,000,000

By:     /s/ David Hufnagel
Name: David Hufnagel
Title: Vice President

Tech Data Finance SPV, Inc.
Amendment No. 22 to Transfer and Administration Agreement
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